Exhibit 10.15

MASTER LOAN RECEIVABLES PURCHASE AND ASSIGNMENT AGREEMENT

THIS MASTER LOAN RECEIVABLES PURCHASE AND ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of December 10, 2020 by and among LMFA Financing, LLC, a Florida limited liability company (the “Buyer”), Partners for Growth IV, L.P. (“PFG IV”) and Partners for Growth V, L.P. (“PFG V,” and, together with PFG IV, the “Sellers”).

WHEREAS, pursuant to that certain Loan and Security Agreement dated August 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2016 LSA”), by and between Borqs Hong Kong Limited, a private company limited by shares under Hong Kong law (“Borqs HK”), and PFG IV, PFG IV made loans to Borqs HK in an aggregate principal amount of $8,000,000 (the “2016 Term Loan”);

WHEREAS, pursuant to that certain Loan and Security Agreement, dated April 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2018 Loan Agreement”), by and between Borqs HK, Borqs Technologies (HK) Limited, a private company limited by shares under Hong Kong law (“Borqs Tech HK” and together with Borqs HK, collectively, the “Borrowers” and each, individually, a “Borrower”), Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”), BORQS International Holding Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Borqs Holding” and together with the Borrowers, and the Company, collectively, the “Obligors” and each, individually, an “Obligor”) and PFG V, PFG V made loans to the Borrowers in the form of a term loan in the in the maximum amount of $3,000,000 (the “2018 Term Loan”) and a convertible term loan, represented by a Senior Secured Convertible Promissory Note issued in a principal amount of $1,000,000 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the 2018 Loan Agreement was amended and restated pursuant to that certain Amended and Restated Loan and Security Agreement dated March 8, 2019 (the “2019 Restated Loan Agreement”), and PFG V made additional loans to Borqs HK and Borqs Tech HK in the form of a rotating line of credit (the “LOC”);

WHEREAS, the Sellers have agreed to assign and sell to the Buyer all present and future loan accounts receivable, including all of the Sellers’ rights, title and interest in the outstanding principal amount of, and all accrued but unpaid interest, fees, penalties, expense or adjustments under, the 2016 Term Loan, the 2018 Term Loan and the LOC up to the aggregate amount set forth on Schedule II attached hereto (the “Loan Receivables”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Purchase and Assignment of Loan Receivables.  Upon the terms, subject to the satisfaction (or waiver) of the conditions and in reliance upon the representations and warranties set forth in this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, assign, transfer and convey to the Buyer on the applicable Closing Dates (as defined below) the Loan Receivables as set forth on Schedule II attached hereto, including all of the Sellers’ rights to payment against the Company with respect to such Loan Receivables; provided, however, that, in the event the aggregate amount owed to the Sellers under the Loan Documents (as defined below) is reduced other than pursuant to this Agreement to an amount that is less than the then-remaining amount of Loan Receivables as set forth on Schedule II attached hereto, the Sellers obligations hereunder shall be reduced accordingly. For the avoidance of doubt, “Loan Receivables” does not include any of Sellers’ rights to payment against the Company with respect to the outstanding principal amount of, and all accrued but unpaid interest, fees, penalties, expense or adjustments under, the Note, and “Loan Documents” as used herein refers only the 2016 LSA, the 2018 Loan Agreement and the 2019 Restated Loan Agreement.

2.Closing.  Each closing of the purchase by the Buyer and the sale by the Sellers of a Loan Receivable including all rights, title and interest in the outstanding principal amount, and accrued but unpaid interest, fees, penalties, expenses or adjustments, if any, represented by such Loan Receivable (each a “Closing” and collectively the “Closings”) shall take place on the date as set forth next to such Loan Receivable on Schedule II attached hereto (each a “Closing Date”); provided, however, that the Buyer may, at the Buyer’s sole discretion, accelerate the date of any Closing upon notice to Seller at least two (2) business days prior to the accelerated date of such Closing.  At the applicable Closing, the Sellers shall deliver to the Buyer a Bill of Sale, in the form attached hereto as Exhibit A (each, a “Bill of Sale”), against the receipt by the Sellers of payment of the Purchase Price for the applicable Loan Receivable.

3.Purchase Price.  The parties hereto agree that the purchase price payable to the Sellers by the Buyer for each Loan Receivable is equal to the amount set forth next to each Loan Receivable on Schedule II attached hereto (each, with regard the applicable Closing, the “Purchase Price”).  The Purchase Price shall be paid on the applicable Closing Date in United States Dollars and immediately available funds, to the bank account instructions specified in Schedule III.

4.Reduction of Amounts Owed to Seller.  Upon each Closing, the aggregate amount owed by the Company to the Sellers under the Loan Documents shall be reduced by the amount of such Loan Receivables purchased by the Buyer.  Reductions in the aggregate amount owed to the Sellers pursuant to this Section 4 shall be deemed to reduce the amounts owed to the Sellers under each of the Loan Documents and the related interest, fees and expenses, on a pro rata basis, as follows:

(a)	First, by reducing any and all then outstanding fees and expenses (including attorney’s fees);
(b)

Second, by reducing any and all then outstanding interest accrued at the Default Rate (as defined in the 2016 LSA or 2018 Loan Agreement, as applicable) to the extent that such amount exceeds all then outstanding interest accrued at the applicable interest rate(s) set forth in the schedule(s) to the 2016 LSA or the 2018 Loan Agreement, as applicable (collectively, the “Regular Interest Rate”);

(c)	Third, by reducing any and all then outstanding interest accrued at the Regular Interest Rate; and

(d)	Fourth, by reducing any and all outstanding principal, in inverse order of maturity.

5.No Transfer of Certain Right.  For the avoidance of doubt, Sellers shall not transfer, and the Buyer shall not assume, any rights under the Note or any financing statements, mortgages, debentures, charges or similar agreements, instruments or notices that reflect a security interest held by any Seller in any assets of any Obligor.

6.Payment Subordination.  Except as envisioned by this Agreement and that certain Settlement Agreement and Stipulation by and between the Buyer and the Company dated as of the date hereof (the “Settlement Agreement and Stipulation”) and the ordinary shares or other equity of the Company issued to the Buyer thereunder, the Buyer hereby subordinates payment by any Obligor of any and all indebtedness and other obligations of any Obligor to the Buyer, now existing or hereafter arising, to the indefeasible payment to the Sellers, in full in cash, of all indebtedness, liabilities, guarantees and other obligations of any Obligor to any Seller, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to any Obligor (whether or not such interest is recoverable from the Obligor or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations.  The Buyer shall remit to the Sellers any amounts received in contravention of the provisions of this Section upon notice and reasonable substantiation by the Sellers.

7.Representations and Warranties of the Sellers.  Each Seller hereby represents and warrants to the Buyer that:

(a)The Loan Receivables are solely owned by the Sellers, free and clear and is not subject to any security interests, liens, claims, options, restrictions or other encumbrances of any nature whatsoever, whether fixed or contingent.

(b)Each Seller is duly organized and validly existing under the under the laws of its jurisdiction of organization.  Each Seller has the right, power and authority to enter into this Agreement, perform its obligations hereunder and to sell to the Buyer the Loan Receivables.

(c)This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the valid and binding agreement of the Sellers, enforceable against each Seller in accordance with its terms.

(d)The execution and delivery of this Agreement by the Sellers does not, and the performance of the terms of this Agreement by the Sellers will not, (i) require either Seller to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on each Seller or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to either Seller or by which any property or asset of either Seller is bound, or (iv) violate any other agreement to which either Seller is a party including, without limitation, any voting agreement, stockholders agreement, partnership agreement, irrevocable proxy or voting trust.

(e)Schedule I attached hereto accurately lists as of the Closing Date, (i) the outstanding principal balance of the 2016 Term Loan, the 2018 Term Loan and the LOC, (ii) the

outstanding amount of accrued but unpaid interest on the 2016 Term Loan, the 2018 Term Loan and the LOC, and (iii) the outstanding amount of any other fees, penalties, expenses or adjustments payable in respect of the 2016 Term Loan, the 2018 Term Loan and the LOC.

(f)The Sellers and the Company have entered into that certain Amendment to the Loan Documents in substantially the form as reviewed by the Buyer pursuant to which the Sellers have agreed to forbear from exercising any of the Sellers’ rights or remedies under the Loan Documents for 60 days following any Closing, subject to the terms and provisions thereof and hereof (the “Seller Amendment”).  The Seller Amendment has been duly and validly executed and delivered by the Sellers and constitutes the valid and binding agreement of the Sellers, enforceable against each Seller in accordance with its terms.

(g)Neither Seller is an affiliate of the Company.  Neither Seller has paid the Company any consideration, fees, commissions or otherwise in connection with the consummation of the transaction and transfer contemplated by this Agreement, and neither Seller will pay to the Company any such consideration in the future in connection with such transactions and transfer; provided, however, that this representation and covenant shall not apply to any agreement between Sellers and the Company to set off outstanding amounts of principal or accrued but unpaid interest, fees, penalties, expense or adjustments owed under the Note; provided that the Company receives no cash consideration in connection with such agreement or the transaction contemplated thereby.

(h)Except as provided in the Seller Amendment, neither Seller has received from the Company any consideration, fees, commissions or otherwise in connection with the consummation of the transaction and transfer contemplated by this Agreement, and neither Seller will receive from the Company any such consideration in the future in connection with such transactions and transfer; provided, however, that this representation and covenant shall not apply to any agreement between Sellers and the Company with regard to the collection of outstanding amounts of principal and accrued but unpaid interest, fees, penalties, expense or adjustments owed under the Note.

(i)Neither Seller was induced to consummate the transaction and transfer contemplated hereunder by any form of general solicitation or general advertising, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; (ii) any registration statement; or (iii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(j)Each Seller is solvent and is able, and has not admitted or asserted its inability, to pay its debts as they become due.  Neither Seller has filed for nor is it subject to, nor is it reasonably likely to be subject to, any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against either Seller or its respective subsidiaries.

(k)Exhibit B sets forth a true, correct and complete copy of the 2016 LSA, the 2018 Loan Agreement, the Waiver, Consent and Modification No. 1 to the 2018 Loan Agreement, and the 2019 Restated Loan Agreement (in each case including all exhibits, schedules, annexes and amendments thereto).

(l)Each Seller acknowledges that with respect to all Loan Receivables purchased by the Buyer hereunder, such Seller transfers to the Buyer the rights to enforce payment of such purchased Loan Receivables (the “Purchased Receivables Enforcement Rights”).

Except as specifically provided in this Section 6, this Agreement is made by the Sellers without any representations or warranties whatsoever, whether expressed, implied or imposed by law.  Without limiting the generality of the foregoing, this Agreement is made without any representations or warranties (a) described in Article 3 of the Uniform Commercial Code as enacted in the state of New York; or (b) with respect to: (i) the collectability of any Loan Receivables, (ii) the financial condition of any Obligor, (iii) the legality, validity, completeness, accuracy, sufficiency or enforceability of any of the Loan Documents, or (iv) the compliance with applicable law of any proceedings commenced or followed by either Seller with respect to such Seller’s loan and security arrangements with any Obligor.

These representations and warranties of the Sellers shall survive the purchase and sale of the Loan Receivables.

8.Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Sellers that:

(a)The Buyer has the right, power and authority to enter into this Agreement, to perform its obligations hereunder and to buy the Loan Receivables from the Sellers.

(b)The Buyer is duly organized and validly existing under the laws of its jurisdiction of organization.

(c)This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

(d)The execution and delivery of this Agreement by the Buyer does not, and the performance of the terms of this Agreement by the Buyer will not, (i) require the Buyer to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on the Buyer or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Buyer or by which any property or asset of the Buyer is bound, or (iv) violate any other agreement to which the Buyer is a party, including, without limitation, any voting agreement, stockholder’s agreement, partnership agreement, irrevocable proxy or voting trust.

(e)The Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

(f)The Buyer understands that its investment in the Loan Receivables involves a high degree of risk. The Buyer is able to bear the risk of an investment in the Loan Receivables including, without limitation, the risk of total loss of its investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the transactions contemplated by this Agreement.

(g)The source of the funds used by the Buyer for this purchase have been obtained lawfully in compliance with applicable requirements of all applicable bribery, anti-money laundering and counter-terrorism financing laws and securities regulations, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Buyer or its affiliates with respect to any such laws or regulations is pending or, to the knowledge of the Buyer or its affiliates, threatened or could result from this transaction.  The representations and warranties of the Buyer shall survive the purchase and sale of the Loan Receivables.

9.Covenants.

(a)Pursuant to the terms of the Seller Amendment, the Sellers shall, through the close of business on the date that is sixty (60) days after the most recent Closing Date, forbear from exercising the rights and remedies to which either Seller is entitled to under the Loan Documents other than: (i) in the case of any Insolvency Proceeding, all of the Sellers’ rights and remedies under the Loan Documents (other than any Purchased Receivables Enforcement Rights to the extent that the Buyer is exercising such rights), (ii) the Sellers’ rights to continue efforts to collect amounts owing to such Seller in connection with the sale of equity interests in Yuantel (Beijing) Investment Management Co., Ltd., and (iii) Seller’s rights to enforce continued compliance by each Obligor of its obligations related to maintenance and protection of either Seller’s collateral under the Loan Documents including without limitation obligations to continue financial and collateral reporting and obligations to take actions to ensure continued attachment and perfection of the Sellers’ security interests thereunder. As used herein, “Insolvency Proceeding” means (a) any proceeding by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law in any jurisdiction, including winding-up procedures, assignments for the benefit of creditors, compositions, receiverships, administrations, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief; or (b) if any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of a person’s creditors; (c) if a meeting of a person’s shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, such person’s winding-up, administration or dissolution or any such resolution is passed; or (d) if an order is made for a person’s winding-up, administration or dissolution, or any person presents a petition, or makes an application to or files documents with a court or any registrar, for such person’s winding-up, administration or dissolution, or gives notice to any Seller of an intention to appoint an administrator; or (e) if any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of a person or any of such person’s assets; or (f) if a person’s shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.

(b)While this Agreement remains in effect, neither Seller shall assign, transfer, sell, negotiate, pledge or otherwise hypothecate the 2016 Term Loan, the 2018 Term Loan or the LOC or any of its rights and security thereunder, including any notes, security instruments, or any other loan documents.

(c)While this Agreement remains in effect, neither Seller shall take any action or any position challenging the legality, validity and enforceability of the Loan Documents.

10.Conditions to the Buyer’s Obligation to Close.  The obligation of the Buyer to consummate a Closing at the applicable Closing Date is subject to the satisfaction or waiver of the following conditions as of the applicable Closing Date, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Sellers with prior written notice thereof:

(a)a court of competent jurisdiction shall have approved the fairness of the Settlement Agreement and Stipulation and the transactions envisioned thereunder as required by Section 3(a)(10) of the Securities Act of 1933;

(b)the Sellers shall have delivered to the Buyer a Bill of Sale evidencing the sale, assignment, transfer and conveyance of all of the Sellers’ rights, title and interest to the applicable Loan Receivable;

(c)the Seller Amendment and each Loan Document shall be in full force and effect, the Sellers and the Company shall have performed or complied with in all material respects all of their respective obligations, agreements, and covenants required to be performed or complied with pursuant to the Seller Amendment and each Loan Document, except as provided in the Seller Amendment or this Agreement, no such obligations, agreements, or covenants shall have been amended or waived in any respects;

(d)since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.  “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in the Settlement Agreement and Stipulation or (iii) the authority or ability of either Seller or the Company or any of its subsidiaries to perform any of its respective obligations under any of transactions envisioned in this Agreement or the Settlement Agreement and Stipulation;

(e)the representations and warranties of the Sellers set forth in Section 6 shall be true and correct in all material respects;

(f)the Sellers shall have performed or complied with in all material respects all of its obligations, agreements, and covenants required to be performed or complied with by the Sellers under this Agreement at or prior to the Closing Date.

11.Conditions to the Sellers’ Obligation to Close.  The obligation of the Sellers to consummate each Closing is subject to the satisfaction or waiver of the following conditions as of the Closing Date, provided that these conditions are for the Sellers’ benefit and may be waived by the Sellers at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)the Buyer shall have delivered to the Sellers the applicable Purchase Price for the Loan Receivable to be purchased by the Buyer at the applicable Closing pursuant to Section 3.

(b)the representations and warranties of the Buyer set forth in Section 7 shall be true and correct in all material respects; and

(c)the Buyer shall have performed or complied with in all material respects all of its obligations, agreements, and covenants required to be performed or complied with by the Buyer under this Agreement at or prior to the Closing Date.

12.Company Acknowledgment, Consent to Assignment and Enforcement.

(a)The Company hereby acknowledges that it is in default under the terms of the Loan Documents and that it has no defense to such default.

(b)The Company agrees that Schedule I attached hereto accurately lists as of the date hereof, (i) the outstanding principal balance of the 2016 Term Loan, the 2018 Term Loan and the LOC, (ii) the outstanding amount of accrued but unpaid interest on the 2016 Term Loan, the 2018 Term Loan and the LOC, and (iii) the outstanding amount of any other fees, penalties, expenses or adjustments payable in respect of the 2016 Term Loan, the 2018 Term Loan and the LOC.

(c)The Company hereby consents to the sale and assignment of the Loan Receivables by the Sellers to the Buyer and the application of the reduction of the amounts owed to Sellers as set forth in Section 4.

(d)The Company further agrees that as of the date hereof the Buyer is a third party beneficiary under the Loan Documents and that the right to payment of the Loan Receivables is enforceable against the Company by the Buyer.

13.	Termination.

(a)In the event that the first Closing shall not have occurred within sixty (60) days after the date of this Agreement, then the Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Buyer to the Sellers or any other party; provided, however, the right to terminate this Agreement under this Section 12(a) shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement.

(b)In the event that the Shareholder Approval (as defined in the Settlement Agreement and Stipulation) shall not have occurred within sixty (60) days following the date of this Agreement, then the Buyer shall have the right at the close of business on such date, or any date thereafter, to terminate the obligations hereunder of the parties to consummate any additional Closings without further liability of the parties to one another in respect thereof.

(c)In the event that any Closing shall not have occurred by thirty (30) days following the Closing Date for such Closing as set forth on Schedule II, then at the close of business on such date (a) the parties’ obligations hereunder to consummate the Closing shall automatically terminate without further liability of the parties to one another in respect thereof, and (b) either party may, by written notice, terminate this Agreement and any further obligations hereunder; provided, however, the right to terminate this Agreement under this Section 12(c) shall not be available to a party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement.

(d)Notwithstanding anything to the contrary above, nothing contained in this Section 12 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

14.	Miscellaneous.

(a)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of all of which shall be deemed to be one and the same agreement.

(b)Amendments; Assignment.  This Agreement may not be amended or revised, except by a writing signed by all of the parties hereto.  No party shall assign its rights hereunder without the written consent of the other parties.  Any purported assignment done in violation of the terms hereof shall be null and void.

(c)Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

(d)Construction.  This Agreement shall be construed, applied and interpreted in accordance with the laws of the State of New York.  Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction in New York County, New York, in connection with any suit, action or proceeding arising out of or relating to this Agreement.

(e)Additional Actions.  Each party agrees to cooperate and to execute any subsequent documents reasonably required to effectuate this Agreement and further to undertake and perform such other actions as may be reasonably required to fulfill the obligations and covenants contained herein.

(f)Confidentiality.  Each of the parties hereto agrees, on behalf of such party and their respective agents, employees, officers, directors and for those for whom in law they are responsible, not to disclose, and to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement to third parties, and agrees that there will be no publicity, directly or indirectly, concerning the Agreement except to their respective attorneys, accountants and tax authorities; provided, however, that the parties shall be entitled to issue any press release or make other public disclosure with respect to such transactions to the extent that such disclosure is required by applicable law and regulations.

(g)No Termination and No Novation.  Nothing in this Agreement shall be deemed a termination of the provisions of any Transaction Document that survives the execution hereof.  The indebtedness evidenced by the Loan Documents is continuing indebtedness, and nothing contained herein shall be deemed to constitute payment, settlement or a novation of such indebtedness or release or otherwise adversely affect any lien or security interest securing such indebtedness.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

BUYER:

LMFA Financing, LLC

By:/s/ Richard Russell

Name:  Richard Russell

Title:   CFO. Treasurer

SELLERS:

Partners for Growth IV, L.P.

By: /s/ Andrew Kahn

Name:	Andrew Kahn
Title:	Manager

Partners for Growth V, L.P.

By: /s/ Andrew Kahn

Name:	Andrew Kahn

Manager

Title: Manager

COMPANY:

Borqs Technologies, Inc.

By:/s/ Pat Sek Yuen Chan

Name: Pat Sek Yuen Chan

Title:    Chief Executive Officer

[Signature Page to Master Loan Receivables Purchase and Assignment Agreement]

[Signature Page to Master Loan Receivables Purchase and Assignment Agreement]

SCHEDULE I

Amounts Owed Pursuant to Loan Documents

Loan	Lender	Principal	Accrued but Unpaid Interest	Accrued but Unpaid Fees	Accrued but Unpaid Expenses	Accrued but Unpaid Interest, Fees and Expenses	Total
2016 Term Loan	PARTNERS FOR GROWTH IV, L.P.	$100,000	$14,544	$450,667	$742	$465,954	$565,954

2018 Term Loan	PARTNERS FOR GROWTH V, L.P.	$2,375,000	$407,313	$745,366	$17,631	$1,170,309	$ 3,545,309

Revolving Line of Credit	PARTNERS FOR GROWTH V, L.P.	$9,500,000	$1,598,442	$2,594,437	$70,525	$4,263,404	$13,763,404

TOTAL		$11,975,000	$2,020,299	$3,790,470	$88,898	$5,899,667	$17,874,667

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SCHEDULE II

Loan Receivables

Closing Date	Loan Receivable	Purchase Price
T	$1,830,000	$1,784,250
T + 60 days	$1,500,000	$1,425,000
T + 120 days	$1,500,000	$1,387,500
T + 180 days	$1,500,000	$1,350,000
T + 240 days	$1,500,000	$1,312,500
T + 300 days	$1,500,000	$1,275,000
T + 360 days	$1,500,000	$1,237,500
T + 420 days	$1,500,000	$1,200,000
T + 480 days	$1,500,000	$1,162,500
T + 540 days	$1,500,000	$1,162,500
T + 600 days	$1,500,000	$1,162,500
T + 660 days	R	R x 77.5%

TOTALS	$16,830,000 + R	$14,459,250 + (R x 77.5%)

T = the day after all of the conditions to the Buyer’s obligation to close, as provided under Section 9, has been satisfied or waived (other than those conditions which by their nature are to occur at Closing); provided that such conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing Seller with prior written notice thereof.

R = all remaining principal, accrued but unpaid interest, fees and expenses as of the applicable Closing Date (which may be accelerated pursuant to Section 2)

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SCHEDULE III

Seller’s Bank Wiring Instructions

The Purchase Price for Loan Receivables purchased from PFG IV, should be paid in accordance with the following:

Bank:	SILICON VALLEY BANK (SIL VLY BK SJ)
Bank Address:	3003 TASMAN DRIVE SANTA CLARA, CALIFORNIA 95054, USA
Routing/Transit Number:	121140399
For Credit Of:	PARTNERS FOR GROWTH IV, L.P.
Credit Account:	#3300916496
By Order Of:	[NAME OF SENDER]

The Purchase Price for Loan Receivables purchased from PFG V should be paid in accordance with the following:

To:	SIL VLY BK SJ 3003 TASMAN DRIVE SANTA CLARA, CALIFORNIA 95054, USA
Routing &Transit Number:	121140399
For Credit Of:	PARTNERS FOR GROWTH V, L.P.
Credit Account:	#3302144694
By Order Of:	[NAME OF SENDER]

EXHIBIT A

Bill of Sale

[see attached]

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EXHIBIT B

Loan Agreements

[see attached]

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